JOINDER AGREEMENT

This JOINDER AGREEMENT (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”) dated as of July 9, 2020 between BWXT MT. ATHOS, LLC, a Delaware limited liability company (the “New Subsidiary”), and WELLS FARGO BANK, N.A., in its capacity as Administrative Agent (the “Administrative Agent”) under that certain Credit Agreement, dated as of May 24, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among BWX TECHNOLOGIES, INC., a Delaware corporation, as a borrower thereunder (the “Administrative Borrower”), BWXT CANADA LTD., an Ontario corporation (the “Canadian Borrower”), the Lenders party thereto, the Administrative Agent, the Swing Line Lender and each L/C Issuer (each as defined therein). All capitalized terms used and not defined herein shall have the meanings given thereto in the Credit Agreement or the applicable Loan Document referred to herein.

The Administrative Borrower desires to or is required by Section 6.22 of the Credit Agreement to cause the New Subsidiary to become a “Domestic Guarantor”.

Accordingly, the New Subsidiary hereby agrees as follows with the Administrative Agent, for the benefit of the Guaranteed Parties (as defined in the Domestic Guaranty):

1.The New Subsidiary hereby agrees that by execution of this Agreement it is a Domestic Guarantor (as defined in the Domestic Guaranty) under the Domestic Guaranty as if a signatory thereof on the Closing Date, and the New Subsidiary (a) shall comply with, and be subject to, and have the benefit of, all of the terms, conditions, covenants, agreements and obligations set forth in the Domestic Guaranty and (b) hereby makes each representation and warranty of a Domestic Guarantor, as set forth in the Domestic Guaranty. The New Subsidiary hereby agrees that (i) each reference to a “Domestic Guarantor” or the “Domestic Guarantors” in the Domestic Guaranty and the other Loan Documents shall include the New Subsidiary and (ii) each reference to the “Domestic Guaranty” as used therein shall mean the Domestic Guaranty as supplemented hereby and as otherwise amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof. Without limiting the generality of the foregoing terms of this paragraph 1, the New Subsidiary hereby, jointly and severally together with the other Domestic Guarantors, guarantees to the Administrative Agent, for the benefit of the Guaranteed Parties, as provided in the Domestic Guaranty, the prompt payment and performance of the Guaranteed Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) strictly in accordance with the terms thereof.
2.The New Subsidiary hereby agrees that by execution of this Agreement it is a Domestic Grantor (as defined in the Domestic Collateral Agreement) under the Domestic Collateral Agreement as if a signatory thereof on the Closing Date, and the New Subsidiary (a) shall comply with, and be subject to, and have the benefit of, all of the terms, conditions, covenants, agreements and obligations set forth in the Domestic Collateral Agreement and (b) hereby makes each representation and warranty of a Domestic Grantor, as set forth in the Domestic Collateral Agreement. The New Subsidiary hereby agrees that (i)

each reference to a “Domestic Grantor” or the “Domestic Grantors” in the Domestic Collateral Agreement and the other Loan Documents shall include the New Subsidiary, (ii) each reference to the “Domestic Collateral Agreement” as used therein shall mean the Domestic Collateral Agreement as supplemented hereby and as otherwise amended, restated, amended and restated, supplemented or otherwise modified as of the date hereof and (iii) each reference to “Collateral” in the Domestic Collateral Agreement and the other Loan Documents shall include all Collateral (as defined in the Domestic Collateral Agreement) of the New Subsidiary (other than any of New Subsidiary’s Excluded Assets (as defined in the Domestic Collateral Agreement)). Without limiting the generality of the foregoing terms of this paragraph 2, the New Subsidiary hereby grants to the Administrative Agent, for the benefit of the Secured Parties, a continuing security interest in, and a right of setoff against, any and all right, title and interest, whether now or hereafter owned or acquired, of the New Subsidiary in and to the Collateral (as defined in the Domestic Collateral Agreement) of the New Subsidiary.
3.Attached hereto as Annex A are supplements to Schedules 5.03 and 5.17(b) of the Credit Agreement and each of the Schedules to the Domestic Collateral Agreement to the extent such Schedules have changed or will change after, and as a result of, the execution and delivery hereof (which supplements include, as of the date hereof, all information required to be provided therein with respect to the New Subsidiary).
4.All notices and communications to the New Subsidiary shall be given to the address of the Administrative Borrower set forth in, and otherwise made in accordance with, Section 10.02 of the Credit Agreement.
5.The New Subsidiary hereby waives acceptance by the Administrative Agent and the Guaranteed Parties of the guarantee by the New Subsidiary under the Domestic Guaranty upon the execution of this Agreement by the New Subsidiary.
6.The New Subsidiary hereby acknowledges that (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is deemed a party and (b) it has received a copy of the Credit Agreement and the other Loan Documents and has reviewed and understands the same.
7.This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement.
8.This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.
[Signature Pages Follow]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed as of the date first above written.

BWXT MT. ATHOS, LLC,
as Domestic Guarantor

By: /s/ Kirt J. Kubbs
Name: Kirt. J. Kubbs
Title: Treasurer

Acknowledged and accepted:

WELLS FARGO BANK, N.A.,
as Administrative Agent

By: /s/ Jonathan D. Beck
Name: Jonathan D. Beck
Title: Director

ANNEX A
Supplemental Schedules